EXHIBIT 10.6

MULTI-PARTY AGREEMENT

THIS MULTI-PARTY AGREEMENT (this "Agreement") is made as of  October 15, 2008 by and among SAYREVILLE SEAPORT ASSOCIATES, L.P., a Delaware limited partnership ("Borrower"); SAYREVILLE SEAPORT ASSOCIATES ACQUISITION COMPANY, LLC, a Delaware limited liability company and general partner of the Borrower (the "General Partner"); OPG PARTICIPATION, LLC, a Pennsylvania limited liability company and limited partner of the Borrower ("OPG"); J. BRIAN O'NEILL, a Pennsylvania resident, ("O'Neill"); NL INDUSTRIES, INC., a New Jersey corporation ("NL INDUSTRIES"); NL ENVIRONMENTAL MANAGEMENT SERVICES, INC. (“NLEMS” and, collectively with NL INDUSTRIES, “Lender”); THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, an insurance company organized under the laws of the State of  New Jersey acting solely on behalf of, for the benefit of, and with its liability limited to the assets of its insurance company separate account known as PRISA II (such insurance company separate account being referred to herein as "PRISA II"), except as expressly provided in Section 18 below (“Prudential”); SAYREVILLE PRISA II LLC, a Delaware limited liability company and a wholly owned subsidiary of Prudential (referred to herein as "Sayreville LLC”).  The General Partner, OPG and O'Neill are sometimes referred to individually as a "Developer Partner" and collectively as the "Developer Partners".  Borrower and each and all of the Developer Partners are sometimes referred to individually and collectively as the "Developer".

RECITALS

A.           Borrower is the ground lessee of those certain parcels of real property more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the "Premises").

B.    Borrower was formed as a Delaware limited partnership pursuant to the filing of a Certificate of Limited Partnership with the Secretary of the State of Delaware on or about November 1, 2007 and the execution and delivery by Developer Partners, as all of the partners of Borrower, of that certain Agreement of Limited Partnership of Sayreville Seaport Associates, L.P., dated as of November 1, 2007.

C.           Pursuant to that certain Mortgage Note of even date herewith (the “Note”) in the original principal amount of $15,000,000.00 from  Borrower to Lender, Lender has agreed to accept the Note as a credit against the Initial Payment as defined in that certain Reinstated and Amended Settlement Agreement and Release dated June 26, 2008 among Borrower, Lender, the Sayreville Economic and Redevelopment Agency (“SERA”) and the County of Middlesex, New Jersey (the “County”), as amended in that certain Amendment to Reinstated and Amended Settlement and Release dated as of September 25, 2008 (as amended, the “Settlement Agreement and Release”) due under the Settlement Agreement and Release.

D.           In connection with Lender’s acceptance of the Note, Developer Partners and Sayreville LLC have entered into that certain Amended and Restated Agreement of Limited Partnership of Sayreville Seaport Associates, L.P. dated of even date herewith (the "Partnership Agreement"), pursuant to which Sayreville LLC became a limited partner of Borrower in return for the agreement of Sayreville LLC to make a capital contribution in and to Borrower in an amount equal to the "Loan Pay-off  Capital Contribution", defined below.

E.           Developer, Sayreville LLC and Prudential acknowledge by their execution and delivery of this Agreement that without Prudential executing and delivering this Agreement and agreeing to make and fund, for and on behalf of Sayreville LLC, the Loan Pay-off Capital Contribution, Lender would not accept the Note from Borrower.  Developer Partners, Sayreville LLC and Prudential acknowledge and agree that they benefit from Lender accepting the Note from Borrower.

F.           At the time of the infusion of the Loan Pay-off Capital Contribution to Borrower by Sayreville LLC, by means of Prudential making a capital contribution to Sayreville LLC, the Loan Pay-off Capital Contribution will be used (i) in repayment of the outstanding principal amount of the Note, to a maximum sum of $15,000,000.00, whereupon, Lender  will cause the liens and the security interests created by that certain Leasehold Mortgage, Assignment, Security Agreement and Fixture Filing against the Premises (the “Mortgage”) to be discharged of record or, at the option of Prudential, assigned to Sayreville, LLC or Prudential, all as further provided for herein.

G.           Lender has required that this Agreement be executed as a condition to Lender’s obligation to accept the Note from Borrower.  All parties hereto desire to enter into this Agreement to evidence the agreements and understandings hereinafter set forth.  Unless otherwise defined herein, capitalized terms shall have the meanings given in Exhibit C attached hereto and incorporated herein.

AGREEMENTS

NOW, THEREFORE, with reference to the foregoing Recitals, all of which are incorporated herein by this reference, and in order to induce Lenders to enter into the Loan Agreement and make the Loan and the advances thereunder, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.           Recitals.  The foregoing Recitals are true and correct and are incorporated into this Agreement by reference.

2.           Prudential's Obligation to Make the Loan Pay-off Capital Contribution.

(a)           Developer, Sayreville, LLC and Prudential hereby agree that, (A) upon maturity of the Note, whether due to scheduled maturity or earlier acceleration, as a result of the occurrence of a default (beyond any applicable notice and/or cure periods) under the Note, the Mortgage or any of the loan documents executed in connection with the Note and the Mortgage; (B) the bankruptcy of the Borrower or any partner of Borrower or the death of J. Brian O’Neill or the condemnation of a material portion of the Premises; (C) the date that Prudential’s long term credit rating falls below Baa2 as rated by Moody’s Investors Service or BBB as rated by Standard and Poor’s (or if Moody’s Investors Service or Standard and Poor’s no longer exists or provides rating services, an equivalent rating by a rating agency reasonably acceptable to Lender); (D) the date on which PRISA II fails to be in compliance with the covenants set forth in Sections 19.1, 19.2, 19.3 or 19.4 of this Agreement; or (E) upon the occurrence of a default (beyond any applicable notice and cure periods) under that certain Loan Agreement (the “Loan Agreement”) dated of even date by and between Borrower and Bank of America as administrative agent (“Administrative Agent”) in connection with that certain $70,000,000 loan being made by Administrative Agent and those other lenders set forth in the Loan Agreement (the “Bank Group Loan”) or under any other Loan Documents (as described in the Loan Agreement); then upon written demand by Lender to Prudential and Developer Partners, notwithstanding anything to the contrary in the Partnership Agreement, as the same may be modified or amended, Prudential shall, upon demand of Lender, contemporaneously: (i)  pay to Lender, in immediately available funds, an amount sufficient to pay-off in full the outstanding principal amount of the Note and any and all sums due and owing to Lender under the Note, not to exceed $15,000,000.00 in the aggregate (the "Loan Pay-off Capital Contribution").

(b)           The obligations of Prudential pursuant to section 2(a) above are absolute, irrevocable and unconditional, regardless of whether, without limitation,  (i) a default under the Partnership Agreement has occurred or is occurring or any partner of the Borrower acts in breach or violation of the Partnership Agreement, as the same may be modified or amended, (ii) Sayreville, LLC, any of the Developer Partners or any other partners of Borrower assigns, sells, transfers, conveys or abandons, by operation of law or otherwise, in whole or part, its partnership interests in the Borrower, including, without limitation, an abandonment pursuant to section 10.3 of the Partnership Agreement, (iii) dissolution, bankruptcy, merger or termination of Lender, Borrower or any partner of Borrower, or the death of O'Neill, (iv) amendment, modification or restatement of the Partnership Agreement, in whole or part, (v)  replacement or substitution of any general partner of Borrower, (vi) any liens have affected title to the Premises or other title conditions exist with respect to the Premises, (vii) Borrower, Sayreville, LLC, Prudential or any Developer Partner fails to obtain and/or close the "Construction Loan" (as defined in the Partnership Agreement), execute and deliver the "Transaction Agreement" (as defined in the Partnership Agreement) or fails to obtain any refinancing of the Loan or (viii) any environmental condition at or of the Premises and/or any other land forming a part of the redevelopment project (or if Borrower fails to obtain any funds needed for the completion of required environmental remediation work at the Premises ).

(c)           Notwithstanding anything contained in this Agreement to the contrary, upon the payment by Prudential to Lender of the Loan Pay-off Capital Contribution, Lender shall, concurrently with such payment, at the written direction of Prudential, either (i) cause the liens and security interest created by the Mortgage to be discharged of record as to the Premises and shall cause Borrower (but not any guarantor or indemnitor, including, without limitation, O'Neill) to be released from any surviving obligations under the Note, the Mortgage and any other loan documents executed in connection therewith or (ii) sell and assign to Prudential (or its designee), for the Loan Pay-off Capital Contribution, all of its right, title and interest (except for the rights of the Lender under and pursuant to the Mortgage as to indemnification, defense and hold harmless to which Lender is  entitled and the rights of the Lender which are hereby reserved by Lender), without representation, warranty or recourse (other than a representation of Lender that the Note and Mortgage have not been assigned, transferred or encumbered), in and to the Note, the Mortgage and the Premises, if any.

(d)           Borrower hereby authorizes and directs Prudential to pay to Lender the Loan Pay-off Capital Contribution upon direction from Lender and agrees that no further authorization is required for Prudential to make such payment.  The Developer Partners acknowledge and agree that as between them and each of Sayreville LLC and Prudential, the Loan Pay-off Capital Contribution is an Initial Capital Contribution, pursuant to section 4.1(b) of the Partnership Agreement and Developer Partners are unconditionally and irrevocably obligated to contribute on a pro-rata basis to the Loan Pay-off Capital Contribution, provided that nothing herein or under the Partnership Agreement shall limit Prudential's obligations to Lender for the payment in full of the Loan Pay-off Capital Contribution, notwithstanding any Developer Partner's failure to contribute to the same.

(e)           In no event shall this Agreement, the Note, the Mortgage nor any exercise by Lender of any of the Lender’s rights or remedies hereunder or thereunder, release, relieve or affect in any way the obligations of Developer Partners to Sayreville, LLC and Prudential under the Partnership Agreement, including without limitation, any liabilities or claims of Sayreville, LLC and Prudential against Developer Partners.  Notwithstanding anything contained in this Agreement, the Note or the Mortgage to the contrary, unless and until the Note is paid in full and, all of the liens in connection with the Mortgage have been released by Lender, Prudential shall be obligated only to deal solely and directly with Lender in connection with the rights and obligations contemplated by this Agreement.

(f)           Sayreville LLC and Prudential each acknowledge and agree that under no circumstances shall Lender be obligated to seek to collect any sums due Lender from Borrower including O'Neill, or to realize or seek to realize on an collateral prior to making demand upon Prudential for payment pursuant to Section 2(a) above and Prudential's obligations and liabilities under Section 2(a) above shall be independent of any and all rights and remedies available to Lender pursuant to the Note or the Mortgage.

3.           Intention of Parties.  Notwithstanding any contrary provisions of this Agreement, Lender expressly acknowledges that (i) except for Prudential's obligation under this Agreement to make payment to Lender of the Loan Pay-off Capital Contribution pursuant to Section 2(a) above, Prudential does not have any personal liability under the Note.  It is further understood that, so long Prudential makes payment to Lender of the Loan Pay-off Capital Contribution, Lender, shall, concurrently with such payment, at the written direction of Prudential, either:   (i) cause the liens and security interests created by the Mortgage to be discharged of record as to the Premises and shall cause Borrower (but not any guarantor under any guaranty of the Note, if any, including, without limitation, O'Neill) to be released from any surviving obligations to Lender under the Note and the Mortgage or (ii) sell and assign to Prudential (or its designee), without representation, warranty or recourse (other than a representation by Lender that the Note and the Mortgage have not been assigned, transferred or encumbered), all of Lender's right, title and interest in and to the Note, the Mortgage and the Premises, if any; provided, however, that the rights of the Lender under and pursuant to the Note and Mortgage as to indemnification, defense and hold harmless to which Lender is entitled and the rights of the Lender under any and all guarantees, including a guaranty of O'Neill, if any, shall be reserved by Lender and the liability of any guarantor, if any, shall be retained by Lender and nothing herein contained shall obligate Lender to release any guarantor who may be liable obligations that expressly survive the payment in full of all sums due under the Note and/or the discharge of record of the liens and security interests affecting the Premises under the Mortgage or release any guarantor, from liability for payment of any sums due and payable under the Note or the Mortgage, which remain outstanding.  In connection with any sale or assignment to Prudential of any interest of Lender in and to the Premises, any deed, transfer or sales tax shall be the responsibility of Prudential and not of Lender.  Notwithstanding anything to the contrary hereinabove, the terms of this Section 3 shall not amend, modify or waive any of the rights and obligations of Borrower and Lender under the Settlement Agreement and Release.

4.           Representations Regarding PRISA II and Status of Partnership Agreement.

(a)           Prudential hereby confirms, represents and covenants to Lender that:

(i)           PRISA II is a "separate account" (i) designated "PRISA II", (ii) established by Prudential, in accordance with and pursuant to Section 17B:28 of the New Jersey Statutes Annotated, for the benefit of the Contract Holders and (iii) to which income and gains or losses, realized or unrealized, are credited or charged and are accounted for separately from income, gains or losses of Prudential.  The contracts with the Contract Holders are variable contracts without any guaranty, including any index guaranty of the dollar amounts of benefits or other payments thereunder or of the value of such contract.

(ii)           Assets of PRISA II held by Prudential, whether in Prudential's name or in the name of PRISA II, are not subject to general creditors of Prudential and are subject only to liabilities specifically incurred by Prudential with respect to PRISA II, and the rights of the Contract Holders under their respective contracts are in all respects subject and subordinate to the rights of the Administrative Agent and Lenders to demand that Prudential make payment to Administrative Agent of the Loan Pay-off Capital Contribution.

(iii)           PRISA II is a "separate account" as defined in Section 3(17) of ERISA.  All assets included in such separate account are owned by PRISA II for the benefit of the Contract Holders.  The contracts with the Contract Holders expressly provide that assets held in PRISA II shall not be chargeable with any liabilities arising out of any other business of Prudential.  The consummation of this Agreement and the payment of the Loan-Pay-off Capital Contribution to Administrative Agent pursuant to this Agreement are within the business purposes of PRISA II.

(iv)           PRISA II is not a separate legal entity for the purposes of ERISA and as such has no employees and does not sponsor or participate in any Plan.

(b)           Prudential represents and warrants, to the best of its knowledge, that as of the date hereof:

(i)           the Partnership Agreement (with attached exhibits) represents all the legal instruments and documents evidencing the binding commitment of Sayreville, LLC with respect to the acquisition by Sayreville, LLC of the partnership interests in Borrower and the infusion by Developer and Sayreville, LLC of capital in Borrower (which obligation of Sayreville, LLC is hereby assumed by Prudential as to Administrative Agent and Lenders only) ;

(ii)           no default by Sayreville, LLC has occurred and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default by Sayreville, LLC under the Partnership Agreement; and

           (iii)           the Partnership Agreement is in full force and effect.

(c)           Developer represents and warrants, to the best of its knowledge, that as of the date hereof:

(i)           the Partnership Agreement (with attached exhibits) represents all the legal instruments and documents evidencing the binding commitment of Developer with respect to the acquisition by Sayreville, LLC of the partnership interests in Borrower and the infusion by Developer and Sayreville, LLC of capital in Borrower;

(ii)           no default by Developer has occurred and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default by Developer under the Partnership Agreement; and

(iii)           the Partnership Agreement is in full force and effect.

(d)           Prudential and Sayreville, LLC each hereby acknowledge to Lender that each is familiar with the environmental condition of the Premises.

5.           Amendment of Partnership Agreement/Transfer of Partnership Interests.  Sayreville LLC and Developer acknowledge and agree that so long as any amount of the Note remains outstanding, no material changes (which shall include, without limitation, (i) any changes with respect to the direct or indirect ownership interest of the Developer Partners or Sayreville LLC in and to the Borrower, except as otherwise permitted under this Section 5, and (ii) the obligations of either the Developer Partners or Sayreville LLC to make any capital contributions as required thereunder) in the Partnership Agreement shall be made without the prior written consent of Lender, which may be granted or withheld in its sole discretion. Sayreville LLC and Developer Partners acknowledge and agree that so long as any amount of the Note remain outstanding, except as may be permitted under the Mortgage, no assignment, collateral assignment, pledge, conveyance, transfer or other disposition of any partnership interests in and to Borrower shall be made without Lender’s prior written consent, which may be granted or withheld in its sole discretion.  Notwithstanding anything to the contrary herein or in the Partnership Agreement, no assignment by Sayreville LLC of its interest in the Partnership shall release Prudential from its obligations to Lender under or pursuant to this Agreement.

6.           Developer's Consent.  Developer hereby consents and agrees to the terms and conditions of this Agreement; provided that nothing contained herein shall, as between Developer on one hand and Sayreville, LLC on the other, modify the terms of the Partnership Agreement.  Furthermore, the parties hereto hereby acknowledge and agree that, except as otherwise expressly set forth in Section 2 hereof, the acknowledgements, agreements and covenants on the part of Sayreville, LLC and/or Prudential herein contained are for the benefit of Lender and shall not be deemed to constitute a modification of the Partnership Agreement.

      7.                      Notices. Each notice request, demand and other communication hereunder will be in writing and will be deemed given (a) if given by mail, four (4) days after deposit in United States Certified Mail, postage prepaid, return receipt requested or (b) if given by personal delivery, when delivered, or (c) if given by reputable overnight next business day courier service, on the next business day after delivery to such service, in each case addressed to the parties as follows (or to such other address as a party may designate by notice to the others):

If to Lender:

If to Prudential and/or Sayreville, LLC (notice to either Prudential or Sayreville, LLC shall constitute notice to both Prudential and Sayreville):

c/o Prudential Real Estate Investors
8 Campus Drive
Parsippany, New Jersey 07054
Attn: Steven B. LaBold

with a copy to:

PAMG-RE Law Department
8 Campus Drive, 4th Floor
Arbor Circle South
Parsippany, New Jersey 07054
Attn: Law Department

with a copy to:

Goodwin|Procter LLP
Exchange Place
Boston, Massachusetts 02109
Attn: Minta E. Kay, Esq.

If to Developer:

c/o O'Neill Properties Group, L.P.
2701 Renaissance Boulevard
4th Floor
King of Prussia, Pennsylvania  19406
Attn:  J. Brian O'Neill

with a copy to:

Sean Mitchell, Esq.
Macartney, Mitchell & Campbell, LLC
2701 Renaissance Boulevard
Fourth Floor
King of Prussia, Pennsylvania  19406

if to Lender:

NL Industries, Inc.
5430 LBJ Freeway
Suite 1700
Dallas, TX  75240
Attention:  General Counsel

with a copy to:

Christopher R. Gibson, Esq.
Archer & Greiner, P.C.
One Centennial Square
Haddonfield, NJ  08033

            8.           Waiver. No waiver of any of the terms or conditions of this Agreement, and no waiver of any default or failure of compliance, shall be effective unless in writing, and no waiver furnished in writing shall be deemed to be a waiver of any other term or provision or any future conditions of this Agreement.

9.           Modification.  This Agreement may not be changed, terminated or modified orally or in any other manner except by an agreement in writing signed by all parties hereto.

10.           Time. Time is of the essence of this Agreement.

11.           Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

12.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

13.           Severability.  The invalidity or unenforceability of any provision in this Agreement will not affect any other provision.

14.           Attorneys' Fees.  In the event that any suit or action is brought to enforce this Agreement, the prevailing party or parties will be entitled to reasonable attorneys' fees in amount to be fixed by the applicable court.

15.           Survival.  The terms, conditions and provisions hereof and all obligations and duties of the parties hereto shall survive the closing of the transaction described in this Agreement.

16.           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

17.           Remedies.  Each party hereto acknowledges and agrees that its only remedy against any other party for breach of this Agreement shall be to seek and obtain specific performance of such other party's obligations hereunder, and that in no event shall any party have any liability for damages as a result of breach of this Agreement, provided however, Developer and Prudential acknowledge and agree that Lender (or a wholly-owned subsidiary of Lender, but not any third party purchaser at a foreclosure sale) may maintain an action for assumpsit, damages (but such action for damages shall be solely for recovery of the unpaid amount of the Loan Pay-Off Capital Contribution and payment of such amount as provided in Section 14 above) or specific performance for payment of the Loan Pay-off Capital Contribution, as the case may be, and payment of such amount as provided for in Section 14 above.

18.           Prudential's Limited Liability.  The obligation of Prudential under this Agreement to make payment of the Loan Pay-off Capital Contribution is fully recourse to PRISA II's assets and all other assets now or hereafter held by Prudential for PRISA II but the obligation of Prudential under this Agreement to make payment of the Loan Pay-off Capital Contribution, or any portion thereof, will be non-recourse to Prudential and to Prudential's other assets (i.e., any assets that are not now or hereafter held for PRISA II), except that Prudential (and all of its assets held for its general account) shall be fully liable to the Lender for each of the following:

(a)           any loss, cost or damage incurred by Lender to the extent that such loss, cost or damage, together with the Loan Pay-off Capital Contribution or any portion thereof  cannot be recovered by Lender from PRISA II, and which loss, cost or damage relates to or arises out of:

(i)           fraud or any intentional material misrepresentation by PRISA II regarding the financial performance or condition of PRISA II or any information contained in any certificates given on behalf of PRISA II hereunder;

(ii)           any material misrepresentation by PRISA II which relates to (A) the existence of PRISA II, (B) the existence of any asset of PRISA II, (C) PRISA II's ownership of any such asset, (D) the due authorization of Prudential or the legal power or authority of Prudential to act for PRISA II, to enter into this Agreement on behalf of PRISA II or to pay, perform and observe its obligations thereunder, or (E) any of the matters set forth in Sections 4(a)(i), (ii) (iii) and (iv) and 19.6 or 19.7 of this Agreement;

(iii)           any misapplication or misappropriation by Prudential of any funds belonging to PRISA II;

(iv)           any Improper Distributions; or

(v)           any legal determination that PRISA II (for any reason whatsoever) has failed to qualify as, or to maintain its status as, a "separate account" under applicable law thus resulting in PRISA II's assets being subject to the claims of general creditors of Prudential;

(b)           the Loan Pay-off Capital Contribution, or any unpaid part or portion thereof, in the event that any effort by Lender to obtain a judgment against PRISA II with respect to this Agreement or to attach, execute or otherwise realize upon any asset of PRISA II is impeded in any material way by any claim or assertion that is made by PRISA II or Prudential (or by any of their Affiliates, successors or assigns or any agent or employee of any of the foregoing) which (i) challenges the existence of PRISA II as a "separate account" under applicable law, (ii) challenges the due authorization or legal power or authority of Prudential to act for PRISA II, to enter into the this Agreement on behalf of PRISA II or to pay, perform and observe its obligations hereunder, or (iii) challenges the enforceability of this Agreement against PRISA II on the basis of any matter described in clauses (i) or (ii) of Section 18(a); and

(c)           the Loan Pay-off Capital Contribution, or any unpaid part or portion thereof, in the event that any effort by Lender to obtain a judgment against PRISA II with respect to the Loan Pay-off Capital Contribution, or any unpaid part or portion thereof, or to attach, execute or otherwise realize upon any asset of PRISA II is impeded in any material way by any claim or assertion that is made by any other party with respect to any of the matters set forth in clauses (i) or (ii) of Section 18(a) and Prudential fails to take all reasonable steps, at its sole cost and expense, to defend against any such claim or assertion;

(d)           the Loan Pay-off Capital Contribution, or any unpaid part or portion thereof, in the event that, after Lender has obtained a final non-appealable judgment in a court action against PRISA II with respect to the Loan Pay-off Capital Contribution, or any unpaid part or portion thereof, PRISA II or Prudential (or any of their Affiliates, successors or assigns, or any agent or employee or any of the foregoing) intentionally takes any action which impedes in any material way Lender’s efforts to satisfy such judgment by execution, levy, sale or other action against or with respect to any of the assets of PRISA II; and/or

(e)           any sums due under or pursuant to Section 14 above.

19.           Covenants Regarding PRISA II.  During the term of this Agreement, unless the Lender, in its sole discretion, shall otherwise consent in writing:

19.1           Net Asset Value.  PRISA II will at all times maintain a minimum value of Net Assets of $1,500,000,000.

19.2           Coverage Ratio.  PRISA II and its Consolidated Entities on a consolidated basis, shall not, as of any date, permit Total Outstanding Indebtedness to exceed forty percent (40%) of Adjusted Total Assets.

19.3           Fixed Charge Coverage.  PRISA II and its Consolidated Entities on a consolidated basis, shall not, as of any date, permit the ratio of Net Investment Income plus Interest Expense plus all ground lease rental expense included in Fixed Charges for the most recent four prior fiscal quarters to Fixed Charges for such period to be less than 2.5 to 1.

19.4           Maintenance of Investment Advisor Role.  Prudential (or one or more entities controlled by Prudential) shall at all times serve as the sole investment advisor of PRISA II and all of its assets (unless Lender, in its sole discretion, give their prior written approval of one or more professional investment advisors as replacements for Prudential), provided, however, that from time to time Prudential may appoint an independent fiduciary for the purpose of resolving conflicts of interest.

19.5           Financial Reporting.  PRISA II will maintain, for itself and each Consolidated Entity, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to Lender:

(i)           As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for PRISA II and its Consolidated Entities, an unaudited consolidated balance sheet as of the close of each such period and the related unaudited consolidated statements of operations and of cash flows of PRISA II and its Consolidated Entities for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, all certified by PRISA II's Senior Portfolio Manager or Senior Accounting Manager;

(ii)           As soon as available, but in any event not later than 120 days after the close of each fiscal year, for PRISA II and its Consolidated Entities, audited financial statements, including a consolidated balance sheet as the end of such year and the related consolidated statements of operations and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on by PricewaterCoopers LLP (or another comparable firm of independent certified public accountants) without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit;

(iii)           Together with the quarterly and annual financial statements required hereunder, a compliance certificate in substantially the form of Exhibit B hereto signed by a senior executive of the PRISA II account, showing the calculations and computations necessary to determine compliance with this Agreement, stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof, updating Schedule 1 as of the end of preceding quarter; and

(iv)           Not less than 10 business days prior to the effective date thereof, an updated Exhibit reflecting (i) the proposed admission of any new Over 10% Contract Holder or (ii) any existing Contract Holder which will become an Over 10% Contract Holder on such date.

19.6           PRISA II's Contract Holders.  PRISA II shall not consent to any material modifications to PRISA II's separate account agreements with the Contract Holders, other than changes in the ordinary course of business which do not increase the rights of such Contract Holders to terminate such agreements or to withdraw funds from PRISA II and do not adversely affect the priority of PRISA II's obligations under this Agreement over the claims of the Contract Holders, without the prior written consent of Lender, which consent will not be unreasonably withheld or delayed.  PRISA II shall not enter into a separate account agreement with a Contract Holder that does not give PRISA II rights substantially the same as or better than those created by the form of agreement in use as of the date hereof, without the prior written consent of Lender, which consent will not be unreasonably withheld or delayed.

19.7           Maintenance of Separate Account Status.  PRISA II shall at all times take all steps necessary to maintain, and refrain from any act or omission that would eliminate or in any way diminish its status as a separate account of Prudential under applicable New Jersey law such that the assets of the Consolidated Group are not subject to the claims of Prudential's creditors for Prudential's obligations unrelated to the Consolidated Group.  If there shall be any changes of fact or law that may reasonably be expected to cause any change in PRISA II's status as a separate account of Prudential under applicable New Jersey law, Prudential shall, at the request of Lender from time to time, deliver to Lender an updated opinion of counsel to PRISA II addressing such changes.

20.           Waiver of Trial By Jury.  DEVELOPER, LENDER, SAYREVILLE, LLC, AND PRUDENTIAL EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATED HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR ENTERING INTO THIS AGREEMENT.  THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY DEVELOPER, LENDER, SAYREVILLE, LLC, AND PRUDENTIAL, AND DEVELOPER, LENDER, SAYREVILLE, LLC, AND PRUDENTIAL  HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. DEVELOPER, LENDER, SAYREVILLE, LLC, AND PRUDENTIAL ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. DEVELOPER, LENDER, SAYREVILLE, LLC, AND PRUDENTIAL EACH FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

SIGNATURES ON FOLLOWING PAGES

INTENDING TO BE LEGALLY BOUND HEREBY, EXECUTED AND SEALED as of the day and year first above written.

WITNESS/ATTEST:                                                                           BORROWER:

SAYREVILLE SEAPORT ASSOCIATES, L.P.,
a Delaware limited partnership

By:	Sayreville Seaport Associates Acquisition
Company, LLC, its general partner

________________________                                                                       By: ____________________________(SEAL)
Name: Jon Robinson
Title: Vice-President

WITNESS/ATTEST:                                                                           GENERAL PARTNER:

SAYREVILLE SEAPORT ASSOCIATES
ACQUISITION COMPANY, LLC,
a Delaware limited liability company

_________________________                                                                By:  ______________________________(SEAL)
Name: Jon Robinson
Title:  Vice President

WITNESS/ATTEST:                                                                           OPG:

OPG PARTICIPATION, LLC,
a Pennsylvania limited liability company

___________________________                                                                               By:  __________________________(SEAL)
        Name: Jon Robinson
 Title:  Vice President

WITNESS/ATTEST:                                                                             O'NEILL:

____________________________                                                                                                ________________________________(SEAL)
J. Brian O'Neill, individually

[Signature Page 1 of 3 - Multi-Party Agreement]

WITNESS/ATTEST:                                                                LENDER:

NL INDUSTRIES, INC.
a New Jersey corporation

__________________________                                                                           By:  ______________________(SEAL)
Name:
Title:

NL ENVIRONMENTAL MANAGEMENT SERVICES, INC., a New Jersey Corporation

By:___________________________________
Name:________________________________
Title:_________________________________

SAYREVILLE LLC:

SAYREVILLE PRISA II LLC, a Delaware limited liability company

By:
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, an insurance company organized under the laws of the State of New Jersey, acting solely on behalf of and for the benefit of its insurance company separate account, PRISA II, its sole member

By:_________________________________
Name:                      Steven B. LaBold
Title:                      Vice President

[Signature Page 2 of 3 - Multi-Party Agreement]

PRUDENTIAL:

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA, an insurance company organized under the laws of the State of New Jersey, acting solely on behalf of and for the benefit of, and with its liability limited to the assets of, its insurance company separate account, PRISA II (except as expressly provided in Section 18 hereof)

By:
Name:______________________________
Title:_______________________________

[Signature Page 3 of 3 - Multi-Party Agreement]